CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 (“Registration Statement”) of our report dated February 7, 2017, relating to the financial statements and financial highlights of The Putnam VT Growth and Income Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Agreement and Plan of Reorganization" and "Independent Registered Public Accounting Firm" in such Registration Statement.

Boston, Massachusetts
March 1, 2017

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